UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): December 29, 2023

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.10 per share	LEU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported in the Current Report on Form 8-K filed by Centrus Energy Corp. (the “Company”) on November 20, 2023 (the “November 8-K”), the Company announced the transition of the Chief Executive Officer from Daniel B. Poneman to Amir Vexler effective January 1, 2024.

Resignation of Daniel B. Poneman

In connection with that transition, on December 29, 2023, Mr. Poneman tendered his written resignation effective December 31, 2023, from his position as a member of the Board of Directors of the Company (the “Board”). Mr. Poneman’s departure from the Company is not the result of any dispute or disagreement with the Company, or the Board on any matter relating to the Company’s operations, policies, or practices.

Appointment of Amir Vexler to the Board of Directors and Additional Compensatory Arrangements for Mr. Vexler as President and Chief Executive Officer

On December 29, 2023, the Board appointed the incoming President and Chief Executive Officer, Mr. Vexler, to the Board, effective January 1, 2024, to fill the vacancy created by the resignation of Mr. Poneman.

As an executive officer of the Company, Mr. Vexler will not serve on any committees of the Board nor will he receive any additional compensation for service as a director of the Company. There are no arrangements between Mr. Vexler and any other person pursuant to which he was elected to serve as a director. Except as disclosed below, there are no related party transactions between the Company and Mr. Vexler that would require disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Vexler’s appointment as a member of the Company’s Board and its President and Chief Executive Officer as of January 1, 2024, the Company and Mr. Vexler entered into the Company’s standard indemnification agreement and standard change in control agreement. The form of indemnification agreement was filed as Exhibit 10.77 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2015. The form of change in control agreement was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, which was filed with the SEC on January 16, 2013. The indemnification agreement provides for broad-based indemnification in favor of the director or officer party thereto as authorized or permitted by law and as otherwise set forth in the agreement. A description of the benefits of the change in control agreement is set forth in the Company’s revised definitive proxy statement filed by the Company on Schedule 14A on May 1, 2023.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	January 3, 2024	By:	/s/ Kevin J. Harrill
Kevin J. Harrill
Senior Vice President, Chief Financial Officer,
and Treasurer